EXHIBIT 99.1

SELLERSVILLE, Pa. - - Jan. 22, 2004 - - Delta-Envirotech, Inc., a joint venture subsidiary of Delta Mutual, Inc. (OTCBB: DLTM) and High-Tech Consulting and Construction, Inc. have concluded a strategic alliance agreement with ZAFF International Ltd., an advanced technology company located in Saudi Arabia. The strategic alliance will jointly pursue projects related to soil and water reclamation requirements in the Middle East. The Middle East has significant amounts of soil and water contamination attributable to hydrocarbon processing and transportation activities as well as other industrial processes.

Under the terms of the agreement, Delta-Envirotech, Inc. will provide the technology and required technical support for remediation and recycling of contaminated soil and water projects identified by ZAFF International Ltd. ZAFF International Ltd. will have responsibility for obtaining permits and other required governmental approvals. The agreement further stipulates for the strategic alliance to transition to a joint venture as soon as possible within the company formation and registration process of Saudi Arabia.

ZAFF International Ltd. currently participates in joint venture operations with European, Far East and North American advanced technology companies providing products and services for security, communications and information integrity.